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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated March 3, 2000 accompanying the consolidated financial statements of The Manufacturers Life Insurance Company of America and to the use of our report dated February 3, 2000 with respect to the financial statements of Separate Account 3 of The Manufacturers Life Insurance Company of America, in Post Effective Amendment No. 3 to the Registration Statement No. 333-66303 on Form S-6 and related prospectus of Separate Account Three of The Manufacturers Life Insurance Company of America.




                                                  /s/ Ernst & Young LLP



Philadelphia, Pennsylvania

April 24, 2000